EXHIBIT 23.l

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated April 4, 2003, except for note 11, as to which the date is January 12, 2004, relating to the financial statements and financial statement schedule of Cutera, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/    PRICEWATERHOUSECOOPERS LLP

San Jose, California

January 14, 2004